Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	InvestorRelations
John Eldridge
(206) 272-6571
j.eldridge@f5.com

PublicRelations
Alane Moran
(206) 272-6850
a.moran@f5.com

F5 Networks Announces Results for Second Quarter of Fiscal 2012

SEATTLE, WA—April 18, 2012— For the second quarter of fiscal 2012, F5 Networks, Inc. (NASDAQ: FFIV) announced revenue of $339.6 million, up 5.3 percent from $322.4 million in the prior quarter and 22.4 percent from $277.6 million in the second quarter of fiscal 2011.

GAAP net income was $68.6 million ($0.86 per diluted share), compared to $66.5 million ($0.83 per diluted share) in the prior quarter and $55.6 million ($0.68 per diluted share) in the second quarter a year ago.

Excluding the impact of stock-based compensation, amortization of purchased intangible assets and acquisition-related charges and related tax effects, non-GAAP net income for the second quarter was $87.1 million ($1.09 per diluted share), compared to $82.2 million ($1.03 per diluted share) in the prior quarter and $71.5 million ($0.88 per diluted share) in the second quarter of last year.

A reconciliation of GAAP net income to non-GAAP net income is included on the attached Consolidated Statements of Operations.

John McAdam, F5 president and chief executive officer, said strong demand for VIPRION platforms, F5’s industry leading Virtual Clustered Multiprocessing technology (“vCMP”), and the full range of BIG-IP software modules contributed to solid gains in product revenue, which grew more than 18 percent year over year. Bookings growth was solid in APAC, especially in Japan, and sales growth in EMEA was in line with overall growth during the quarter. Solid growth in the Americas was driven by strong service provider sales.

“During the quarter we continued to see growing demand for both VIPRION 2400, our midrange chassis-based application delivery controller, and VIPRION 4400, the high end of our ADC product family,” McAdam said. “In early April, we introduced a new chassis, VIPRION 4480, with new blades that effectively double the performance of VIPRION 4400.”

“VIPRION 4480 is the highest performing ADC on the market. Like all of our VIPRION and BIG-IP products it is also an ICSA–certified network firewall, delivering twelve times the performance of the nearest competing product. In the second quarter we saw increasing demand for all of our security products, including our security modules, Application Security Manager (ASM) and Access Policy Manager (APM), and our EDGE Gateway appliance. As the number and complexity of security threats continues to grow, we anticipate that our integrated security solutions will be an increasingly important component of our revenue stream.”

During the quarter, F5 added approximately 190 employees worldwide, including 60 from Traffix Systems. Following the acquisition of Traffix Systems on February 22, 2012 and the repurchase of 404,106 shares of its outstanding common stock, the company ended the quarter with $1.03 billion in cash and investments.

For the current quarter, ending June 30, management has set a revenue goal of $350 million to $355 million with a GAAP earnings target of $0.88 to $0.90 per diluted share. Excluding the impact of stock-based compensation and amortization of purchased intangible assets and related tax effects, the company’s non-GAAP earnings target is $1.12 to $1.14 per diluted share.

A reconciliation of the company’s expected GAAP and non-GAAP earnings is provided in the following table:

	Three months ended June 30, 2012
Reconciliation of Expected Non-GAAP Third Quarter Earnings **	Low	High
Net income	$70.7	$72.3
Stock-based compensation expense	$24.5	$24.5
Amortization of purchased intangible assets	$1.9	$1.9
Acquisition-related charges	$—	$—
Tax effects related to above items	($7.2)	($7.2)

Non-GAAP net income excluding stock-based compensation expense and amortization of purchased intangible assets	$89.9	$91.5

Net income per share —diluted	$0.88	$0.90

Non-GAAP net income per share — diluted	$1.12	$1.14

**	Beginning with the second quarter of fiscal 2012, the company will exclude amortization of purchased intangible assets and acquisition-related charges in addition to stock-based compensation expense as a non-GAAP financial measure.

About F5 Networks

F5 Networks, Inc., the global leader in Application Delivery Networking (ADN), helps the world’s largest enterprises and service providers realize the full value of virtualization, cloud computing, and on-demand IT. F5® solutions help integrate disparate technologies to provide greater control of the infrastructure, improve application delivery and data management, and give users seamless, secure, and accelerated access to applications from their corporate desktops and smart devices. An open architectural framework enables F5 customers to apply business policies at “strategic points of control” across the IT infrastructure and into the public cloud. F5 products give customers the agility they need to align IT with changing business conditions, deploy scalable solutions on demand, and manage mobile access to data and services. Enterprises, service and cloud providers, and leading online companies worldwide rely on F5 to optimize their IT investments and drive business forward. For more information, go to www.f5.com.

Forward Looking Statements

Statements in this press release concerning the continuing strength of F5’s business, sequential growth, the target revenue and earnings range, share amount and share price assumptions, demand for application delivery networking and storage virtualization products and other statements that are not historical facts are forward-looking statements. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of our new traffic management, security, application delivery, WAN optimization and storage virtualization offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive pricing pressures; increased sales discounts; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; F5’s ability to sustain, develop and effectively utilize distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in international markets; the unpredictability of F5’s sales cycle; the share repurchase program; future prices of F5’s common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.

Use of non-GAAP Financial Information

F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is net income excluding stock-based compensation, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure consists of GAAP net income excluding, as applicable, stock-based compensation. Net income excluding stock-based compensation (non-GAAP) is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability. Stock-based compensation is a non-cash expense that F5 has accounted for since July 1, 2005 in accordance with the fair value recognition provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 Compensation—Stock Compensation (“FASB ASC Topic 718”).

The non-GAAP financial information for the second quarter of fiscal 2012 in this press release and the attached Consolidated Statements of Operations, and the reconciliation of the company’s GAAP and non-GAAP earnings for the three months ended June 30, 2012 set forth above, also exclude from net income the amortization of purchased intangible assets and acquisition-related charges, net of taxes. Amortization of intangible assets is a non-cash expense. Investors should note that the use of intangible assets contribute to revenues earned during the periods presented and will contribute to revenues in future periods. Acquisition-related expenses consist of professional services fees incurred in connection with acquisitions.

Management believes that non-GAAP net income per share provides useful supplemental information to management and investors regarding the performance of the company’s core business operations and facilitates comparisons to the company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the core business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the company’s core business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.

F5 believes that presenting its non-GAAP measure of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s core business and which management uses in its own evaluation of the company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. However, while the GAAP results are more complete, the company provides investors this supplemental measure since, with reconciliation to GAAP, it may provide additional insight into the company’s operational performance and financial results.

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F5 Networks, Inc.

Condensed Consolidated Balance Sheets

(unaudited, in thousands)

	March 31, 2012	September 30, 2011
Assets
Current assets
Cash and cash equivalents	$209,459	$216,784
Short-term investments	280,152	325,766
Accounts receivable, net of allowances of $3,121 and $2,898	184,043	165,676
Inventories	17,023	17,149
Deferred tax assets	8,612	8,391
Other current assets	47,229	29,907

Total current assets	746,518	763,673

Property and equipment, net	52,279	47,998
Long-term investments	543,932	470,203
Deferred tax assets	35,872	34,762
Goodwill	347,901	234,691
Other assets, net	31,769	17,222

Total assets	$1,758,271	$1,568,549

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$29,904	$33,525
Accrued liabilities	78,618	67,902
Deferred revenue	325,364	270,880

Total current liabilities	433,886	372,307

Other long-term liabilities	19,683	18,388
Deferred revenue, long-term	87,484	72,418

Total long-term liabilities	107,167	90,806

Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares outstanding	—	—
Common stock, no par value; 200,000 shares authorized 79,035 and 79,145 shares issued and outstanding	357,026	380,737
Accumulated other comprehensive loss	(6,062)	(6,422)
Retained earnings	866,254	731,121

Total shareholders’ equity	1,217,218	1,105,436

Total liabilities and shareholders’ equity	$1,758,271	$1,568,549

F5 Networks, Inc.

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,		Six Months Ended March 31,
	2012	2011	2012	2011
Net revenues
Products	$205,165	$173,710	$401,719	$345,202
Services	134,457	103,862	260,335	201,304

Total	339,622	277,572	662,054	546,506
Cost of net revenues (1)(2)
Products	33,668	31,423	66,868	63,037
Services	23,926	19,250	46,332	36,599

Total	57,594	50,673	113,200	99,636

Gross Profit	282,028	226,899	548,854	446,870
Operating expenses (1)(2)(3)
Sales and marketing	110,995	89,332	217,233	176,157
Research and development	43,568	34,507	82,690	67,113
General and administrative	22,785	19,846	44,462	40,530

Total	177,348	143,685	344,385	283,800

Income from operations	104,680	83,214	204,469	163,070
Other income, net	1,428	1,568	3,289	4,113

Income before income taxes	106,108	84,782	207,758	167,183
Provision for income taxes	37,467	29,207	72,625	55,945

Net Income	$68,641	$55,575	$135,133	$111,238

Net income per share—basic	$0.87	$0.69	$1.71	$1.38

Weighted average shares—basic	79,156	80,809	79,214	80,726

Net income per share—diluted	$0.86	$0.68	$1.69	$1.36

Weighted average shares—diluted	79,775	81,622	79,853	81,670

Non-GAAP Financial Measures
Net income as reported	$68,641	$55,575	$135,133	$111,238
Stock-based compensation expense (4)	23,345	21,766	45,468	44,706
Amortization of purchased intangible assets (5)	1,339	—	1,339	—
Acquisition-related charges (5)	750	—	750	—
Tax effects related to above items	(6,964)	(5,854)	(13,339)	(12,258)

Net income excluding stock-based compensation, amortization of purchased intangible assets and acquisition-related charges (non-GAAP)—diluted	$87,111	$71,487	$169,351	$143,686

Net income per share excluding stock-based compensation, amortization of purchased intangible assets and acquisition-related charges (non-GAAP)—diluted	$1.09	$0.88	$2.12	$1.76

Weighted average shares — diluted	79,775	81,622	79,853	81,670

(1) Includes stock-based compensation as follows:
Cost of net revenues	$2,584	$2,167	$5,122	$4,395
Sales and marketing	9,354	8,359	18,408	17,092
Research and development	6,510	5,589	12,336	11,477
General and administrative	4,897	5,651	9,602	11,742

	$23,345	$21,766	$45,468	$44,706

(2) Includes amortization of purchased intangible assets as follows:
Cost of net revenues	$1,199	$—	$1,199	$—
Sales and marketing	140	—	140	—

	$1,339	$—	$1,339	$—

(3) Includes acquisition-related charges as follows:
General and administrative	$750	$—	$750	$—

	$750	$—	$750	$—

(4)	Stock-based compensation is accounted for in accordance with the fair value recognition provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”)
(5)	Beginning with the second quarter of fiscal 2012, the company will exclude amortization of purchased intangible assets and acquisition-related charges in addition to stock-based compensation expense as a non-GAAP financial measure

F5 Networks, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Six Months Ended March 31,
	2012	2011
Operating activities
Net income	$135,133	$111,238
Adjustments to reconcile net income to net cash provided by operating activities:
Realized loss (gain) on disposition of assets and investments	457	(182)
Stock-based compensation	45,468	44,706
Provisions for doubtful accounts and sales returns	633	(14)
Depreciation and amortization	14,935	10,536
Deferred income taxes	(1,645)	(1,080)
Changes in operating assets and liabilities, net of amounts acquired:
Accounts receivable	(18,139)	(30,757)
Inventories	125	661
Other current assets	(17,252)	(7,798)
Other assets	688	(140)
Accounts payable and accrued liabilities	3,933	13,253
Deferred revenue	69,147	53,945

Net cash provided by operating activities	233,483	194,368

Investing activities
Purchases of investments	(482,403)	(441,160)
Maturities of investments	427,671	261,230
Sales of investments	24,519	80,977
(Increase) decrease in restricted cash	(25)	38
Acquisition of intangible assets	(250)	(80)
Acquisition of businesses, net of cash acquired	(128,335)	—
Purchases of property and equipment	(12,818)	(11,704)

Net cash used in investing activities	(171,641)	(110,699)

Financing activities
Excess tax benefit from stock-based compensation	5,456	16,286
Proceeds from the exercise of stock options and purchases of stock under employee stock purchase plan	10,093	9,218
Repurchase of common stock	(84,776)	(71,526)

Net cash used in financing activities	(69,227)	(46,022)

Net (decrease) increase in cash and cash equivalents	(7,385)	37,647
Effect of exchange rate changes on cash and cash equivalents	60	(186)
Cash and cash equivalents, beginning of period	216,784	168,754

Cash and cash equivalents, end of period	$209,459	$206,215